AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              FIRST ECOM. COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               902 HENLEY BUILDING
                             5 QUEEN'S ROAD CENTRAL
                                  HONG KONG SAR
                                 (852) 2801-5181
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              NEVADA                                     98-0206979
  (STATE OR OTHER JURISDICTION              (IRS EMPLOYER IDENTIFICATION NUMBER)
       OF INCORPORATION OR
          ORGANIZATION)

                         ------------------------------

                         KENNETH G.C. TELFORD, SECRETARY
                                 FIRST ECOM.COM
                               902 HENLEY BUILDING
                             5 QUEEN'S ROAD CENTRAL
                                  HONG KONG SAR
                                 (852) 2801-5181
  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE
                              OF AGENT FOR SERVICE)

                         ------------------------------

                                    COPY TO:
                              D. ROGER GLENN, ESQ.
                      FRIEDMAN KAPLAN SEILER & ADELMAN LLP
                                875 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 833-1100

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS                         PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM
   OF SECURITIES TO BE       AMOUNT TO BE               PRICE                    AGGREGATE            AMOUNT OF
       REGISTERED             REGISTERED              PER SHARE               OFFERING PRICE      REGISTRATION FEE
 Common stock, par value      10,303,370                $1.50                  $15,455,055           $3,864.00
     $.001 per share

(1) Based on the average of the bid and asked prices on February 6, 2001 pursuant to Rule 457(c).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2001
PROSPECTUS
FEBRUARY __, 2001

                              FIRST ECOM.COM, INC.

                              10,303,370 shares of common stock


     This Prospectus is being used in connection with the offering from time to time by the holders of up to 10,303,370 shares of our common stock. These holders are referred to herein as the selling stockholders.

     Our common stock is traded on The Nasdaq National Market System under the symbol "FECC". On February 6, 2001, the last reported sale price of our common stock was $1 17/32 per share.

     An investment in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
         SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE
           SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
           PROSPECTUS ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Any reports and other information filed by us with the Commission may be inspected and copied at the public reference facilities maintained in the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York, 7 World Trade Center, 13th floor, New York, NY 10048, and in Chicago, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at the Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy statements and other information regarding registrants, including us, that file information electronically with the Commission. The address of the Commission's web site is http://www.sec.gov. Our common stock is quoted on The Nasdaq National Market System ("FECC"), and such reports, proxy statements and other information concerning us can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

     We have filed with the Commission a registration statement on Form S-3 (together with all exhibits, schedules, amendments, and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering the common stock offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement (certain parts of which have been omitted in accordance with the rules and regulations of the Commission). For further information with respect to us and our common stock, you should refer to the Registration Statement. Statements contained in this Prospectus that describe the contents of any contract, agreement, or other document are not necessarily complete, and in each instance, you should refer to the copy of the document filed as an exhibit to the Registration Statement. Each statement about the exhibits is qualified in all respects by reference to such exhibit. The Registration Statement may be inspected and copied at the public reference facilities at the Commission's offices at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices in Chicago and New York. Copies of all or any part thereof may be obtained from such office upon payment of prescribed fees.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents that we have filed with the Commission are incorporated herein by reference:

     (1) Our Current Report on Form 8-K as filed with the Commission on January 30, 2001

     (2) Our Current Report on Form 8-K as filed with the Commission on December 1, 2000.

     (3) Our Current Report on Form 8-K as filed with the Commission on September 25, 2000.

     (4) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2000 as filed with the Commission on May 15, August 14 and November 14, 2000, respectively.

     (5) Our Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Commission on March 29, 2000.

     (6) Our definitive Proxy Statement, as revised, filed with the Commission on January 3, 2001 for the Annual Meeting of Stockholders held on January 19, 2001.

     (7) The description of our common stock contained in our Registration Statement on Form 10, filed October 21, 1999, as amended.

     (8) All documents filed by us with the Commission after the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by the reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     We will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Kenneth G.C. Telford, Secretary, First Ecom.com, Inc., 902 Henley Building, 5 Queen's Road Central, Hong Kong SAR (852) 2801-5181.

                                   THE COMPANY

     As a global provider of electronic payment processing, we provide secure, easy-to-implement and low-cost online payment processing services to banks and their merchants worldwide. Through strategic partnerships with banks, ISPs, e-commerce product suppliers, system integrators and storefront solution providers, we process credit card transactions made over the Internet in multiple currencies, either domestically or offshore in a tax-neutral jurisdiction.

     We also provide systems integration services to third-party customers located in Hong Kong and the surrounding area.

                                  RISK FACTORS

     We are in development stage, and an investment in our common stock involves a high degree of risk. Our business and results of operations could be seriously harmed and the trading price of our common stock could decline should any of these risks come to fruition.

     Our Limited Operating History May Prevent us From Achieving Success

     Our date of inception was September 16, 1998. We have a limited operating history, which may prevent us from achieving success. Our revenue and income potential are unproven. We will encounter challenges and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets.

     Chief among these challenges and difficulties are:

     o    persuading banks to outsource their internet credit card processing;

     o    proving our payment processing technology

     o the volume of internet credit card transactions, particularly in Asia, may not be sufficient to generate the required revenues

     o    insufficient systems integration contracts of meaningful value

     o    finding and hiring personnel with an expertise in:

          -   computer software and hardware technology;

          -   banking;

          -   internet strategy for merchants; and

          -   credit card processing.

     We may fail to address any of these challenges, and failure to do so would seriously harm our business and operating results. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business.

     We have Incurred Losses and Expects Future Losses

     We have experienced operating losses in each period since inception and expect these operating losses to continue in the foreseeable future. On December 31, 1999, we had an accumulated deficit of $6.79 million. The accumulated deficit had increased to $17.37 million as at September 30, 2000. We may not have sufficient resources to increase our revenues enough to achieve profitability. Our failure to increase our revenues significantly would seriously harm our business and operating results. In fact, we may not have any revenue growth.

     Future Operating Results Will Likely Fluctuate

     Our quarterly operating results will likely vary significantly in the future. As a result, period-to-period comparisons of our operating results will not be meaningful and should not be relied upon as indicators of our future performance. In the future, our operating results may be below the expectations of securities analysts and investors. Our failure to meet these expectations would likely depress the market price of our common stock. To date, we have not had sufficient operating results to gauge any period-to-period fluctuations. In the future, we expect to receive processing revenues from one-time initiation fees when banks connect to our system and from ongoing fees that will be a fixed amount per transaction as well as systems integration revenue. The revenues received in any period will vary with the number of transactions that are processed through our system. The systems integration revenue will depend on the number and size of contracts completed. The number of transactions processed by each bank will be outside our control. We may be able to add to the number of banks and systems integration services by increasing our marketing efforts and thereby expand the overall number of transactions and generate more transaction fees. However, our ability to add banks and acquire new systems integration contracts will depend in part upon the speed with which they wish to begin transacting business over the Internet, a factor over which we have no control and the effect of the systems integration marketing efforts.

     We Expect a Reduction in Operating Expenses

     We intend to reduce operating expenses as we:

     o    Focus sales and marketing activities to better achieve objectives;

     o    Reduce technical support and development; and

     o    Reduce customer support to current level of business.

     The amount of this reduction will depend entirely upon the extent to which we undertake the above activities. Even with a reduction of expenses, however, we must significantly increase revenues in order to continue as a going concern and ultimately to become profitable. Expenses will be incurred before we generate any significant revenues by this reduction and focusing. If we do not significantly increase revenues from these efforts, our business and operating results would be seriously harmed, and there is no assurance that we ever will increase revenues enough to become profitable.

     We Depend on the Growth of Our Customer Base

     Our success is substantially dependent on the growth of our customer base of banks that use our gateway and customers that use our systems integration services. If we fail to increase our customer base, our business and operating prospects would be seriously harmed. Our ability to attract customers will depend on a variety of factors, including the price and quality of our services as well as our ability to market our products and services effectively.

     Our Markets Are Highly Competitive

     Our markets are new, rapidly evolving and highly competitive, and we expect this competition to persist and intensify in the future. Our failure to maintain and enhance our competitive position could seriously harm our business and operating prospects. We will encounter competition from a number of sources.

     Our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than us. Many of our competitors have extensive customer bases and strong customer relationships that they could leverage, including relationships with our current and potential customers. These competitors also have significantly more established customer service organizations than we do. In addition, these competitors may adopt aggressive pricing policies. Now processing at the rate of 5 billion credit card transactions annually, First Data Corporation of Atlanta, Georgia is regarded by us as dominating credit card processing in North America.

     The market for the systems integration business is very competitive and is dominated by several large firms who have large customer bases to serve. Our ability to survive in this field is dependent upon creating a niche customer base.

     We Need to Develop and Expand Our Sales and Marketing Capabilities

     We need to expand our marketing and sales operations in order to increase market awareness of our services and generate increased revenues. Competition for qualified sales personnel is intense, however, and we may not be able to hire enough qualified individuals in the future. We established marketing offices in Europe and North America during 2000 for the payment processing business and closed two marketing offices in Asia. Additional offices will be opened if demand requires. The marketing of the systems integration business is concentrated in Hong Kong and the surrounding region. Our services require sophisticated sales effort targeted at senior management of our prospective customers, which are principally banks and large international conglomerates. We have only been marketing our services since early 1999.

     We Must Manage Our Growth and Expansion

     Our historical growth has placed, and any future growth is likely to continue to place, a significant strain on our resources. Any failure to manage growth effectively could seriously harm our business and operating results. To be successful, we will need to implement management information systems, improve operating, administrative, financial and accounting systems and controls, train new employees and maintain close coordination among executive, technical, accounting, finance, marketing, sales and operations organizations. In addition, our growth has resulted, and any future growth will result, in increased responsibilities for management personnel.

     We Must Retain and Attract Key Personnel

     Our success depends largely on the skills, experiences and performance of the members of our senior management and other key personnel. We need employees with knowledge of Internet and computer technology, banking, Internet marketing strategy and credit card processing. We may not be successful in attracting, assimilating or retaining qualified personnel. In addition, our future success will depend on our ability to continue attracting and retaining highly skilled personnel. Like other companies in Hong Kong, we face intense competition for qualified personnel.

     Reliance On Key Personnel

     We consider Gregory M. Pek and Ravi K. Daswani to be key employees. The loss of either of them could seriously harm our business. We do not maintain key man life insurance for either of these employees.

     We Will Be Liable For Certain Accounts Receivable That Banks Are Unable to Collect From Credit Cardholders

     As noted in the Form 10K, we have changed our business focus from acquiring merchants directly to that of enabling banks to process internet credit card transactions. We still have a few merchants who continue to use our gateway directly.

     If a merchant that uses our gateway in our "Master Merchant" arrangement and receives payment from a bank for a transaction that a purchaser is not obligated to pay because of fraud, failure on the part of the merchant to ship the purchased goods, sales return or other dispute, we will be obligated to reimburse the bank for the amount of the payment and we may be unable to collect the amount of the reimbursement from the merchant.

     We Depend on Continued Use of the Internet and Growth of E-commerce

     Rapid growth in the use of the Internet has occurred only recently. As a result, its acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and there exist few proven services and products.

     The Internet may not be accepted as a long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. Our success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the necessary speed, data capacity, security and hardware for reliable Internet access and services.

     Thin Public Market for Our Common Stock; Stock Price May Fluctuate

     Our common stock is sometimes very thinly traded. Its trading price may not be an accurate reflection of our value. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which (such as interest rates, general economic conditions and trading multiples of comparable companies) are beyond our control, and some of which (such as operating results and announcements of new products) are within our control.

     Future Sales of Shares Could Affect Our Stock Price

     If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. All of our outstanding common stock is eligible for sale in the public market immediately.

     Shareholders Will Receive No Dividends

     We have never paid dividends and have no current plans to do so. Given our financial position, it is unlikely that it will pay any dividends in the foreseeable future. We plan instead to retain earnings, if any, to fund internal growth.

     Special Note Regarding Forward-Looking Statements

     This document contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, one can identify forward-looking statements by terminology. For example, "may", "will", "should", "expect.., "plan", "anticipate", "believe", "estimate", "predict", "potential" or "continue", or the negative of these terms or other comparable terminology, indicate forward-looking statements. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, one should specifically consider various factors, including the risks outlined in the Risk Factors section. These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Accordingly, neither we nor any other person assumes responsibility for whether the forward-looking statements ultimately prove accurate. We will not update any of the forward-looking statements after the date of this prospectus to conform them to actual results or to changes in our expectations that occur after the date of this prospectus.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of our common stock by the selling stockholders pursuant to this prospectus. Of the common stock offered hereby by the selling stockholders, however, 150,000 shares are not currently outstanding but are issuable upon the exercise of presently exercisable options held by certain of the selling shareholders upon payment of an aggregate exercise price of $1,147,500. If these options are exercised and the company receives this amount, it will be used for general corporate purposes. All of the expenses incurred in connection with the registration of the common stock offered hereby will be paid by us, except for selling commissions and underwriting discounts, if any.

                              SELLING STOCKHOLDERS

     The Registration Statement of which the Prospectus is a part has been filed pursuant to Rule 415 under the Securities Act to afford the selling stockholders the opportunity to sell their common stock in public transactions rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

     The following table sets forth information with respect to the selling stockholders that have requested to be included in this prospectus as of the date of this prospectus. The information set forth in the following table has been provided by the selling stockholders identified in such table.

         Name of Selling Stockholder                  Shares of common stock
         ---------------------------                 Owned and Offered Hereby
                                                     ------------------------

Bank of Bermuda, Bermuda                                     2,000,000

Gregory Peck                                                1,537,500(1)

Lines Overseas Management, as agent, Bermuda                 1,238,800

Power Technology Investment Corp, Canada                     1,000,000

Lines Overseas Management, Bermuda                            616,500

Tung Tai Securities Company Ltd.,                             550,000
Hong Kong

Ravi Daswani, Hong Kong                                     460,461(1)

Ermanno Pascutto, Toronto, Ontario                          400,000(1)

Sunil Kishinchand Daswani, Hong Kong                          400,000

Krisha Sunil Daswani, Hong Kong                               400,000

Pushpa Kishinchand Daswani, Hong Kong                         400,000

Douglas Moore,                                                200,000
Hong Kong

Murdoch & Company,                                            200,000

Vic Enterprises,                                              168,000
Singapore

Measurex Corporation,                                         157,500
Malaysia

Setfield Ltd.                                                 142,500

Sunder Khemlani,                                              67,000
Hong Kong

Chen Tou Sin David                                            52,500

Macondray & Co, Inc, Singapore                                50,000

KeltonAsian Financial Restructuring                           50,000
Investment Co. Ltd.
England

         Name of Selling Stockholder                  Shares of common stock
         ---------------------------                 Owned and Offered Hereby
                                                     ------------------------

Cody L. Cain                                                  47,000

Ashok Kirpalani,                                              33,000
Hong Kong

Olivia Lee,                                                   30,000
Hong Kong

Desiderata Holdings Ltd.,                                     27,000
Singapore

Bunga Raya Investments Ltd.,                                  27,000
Singapore

James Pratt, Hong Kong                                        20,000

Rajan Chelaram Mahboobani                                     17,409
Hong Kong

Onshore Nominees Ltd. Bermuda                                 10,800

Elaine Coulter                                                  300

Adrian Alhassan                                                 100
                                                             --------
TOTAL                                                       10,303,370

(1) Includes 50,000 shares issuable upon exercise of options at an exercise price of $7.65 per share.

                              PLAN OF DISTRIBUTION

     The common stock may be sold from time to time to purchasers directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer the common stock through brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the common stock for whom they may act as agents. The selling stockholders and any such brokers, dealers or agents who participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of the common stock by them and any discounts, commissions, concessions or other compensation received by any such brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling stockholders may be deemed to be underwriters, they may be subject to certain statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule l0b-5 under the Exchange Act.

     The common stock offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The common stock may be sold in different ways including, without limitation, by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer from its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) an exchange distribution in accordance with the rules of such exchange; (e) face-to-face transactions between sellers and purchasers without a broker-dealer; and (f) through the writing of options. At any time a particular offer of the common stock is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and or other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the common stock. In addition, the common stock covered by this prospectus may be sold in private transactions or under Rule 144 rather than pursuant to this prospectus.

     To the best of our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any broker, dealer, agent or underwriter regarding the sale of the common stock by the selling stockholders. There is no assurance that any selling stockholder will sell any or all of the common stock offered by it hereunder or that any such selling stockholder will not transfer, devise or gift such common stock by other means not described herein.

     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any other such person. Furthermore, under Regulation M of the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock being distributed for certain periods prior to the commencement of or during such distribution. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

     Pursuant to registration rights agreements entered into in connection with the offer and sales of our common stock, we and the applicable selling stockholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. We have agreed to pay all of the expenses incidental to the registration of the common stock.

                                  LEGAL MATTERS

     The legality of the common stock offered hereby is being passed upon for us by __________, our counsel.

                                     EXPERTS

     Our consolidated financial statements as of December 31, 1999 and 1998, and for the year ended December 31,1999 and the period from September 16, 1998 (date of inception) to December 31, 1998, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent accountants, incorporated elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND THEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDERS. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR OF SUCH PROSPECTUS SUPPLEMENT.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses (other than brokerage fees and commissions) expected to be incurred in connection with the offering described in this Registration Statement. All amounts are estimated except the Securities and Exchange Commission filing fee.

     Securities and Exchange Commission filing fee..................$ 3,864
     Printing expenses..............................................$ 1,000
     Legal fees and expenses........................................$20,000
     Accounting fees and expenses...................................$10,000
     Transfer agent and registrar fees..............................$ 1,000
     Miscellaneous expenses.........................................$ 1,136
                                                                    -------

     Total..........................................................$37,000

All expenses will be borne by us.

15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

16. EXHIBITS

    Exhibit 5.1 -  Opinion of Counsel

    Exhibit 23.1 - Consent of KPMG

    Exhibit 23.2 - Consent of Cane & Co. (included in Exhibit 5)

    Exhibit 24.1 - Power of Attorney - included in Signature Page

17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15
(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 7, 2001.

                                          First Ecom.com, Inc.


                                          By: /s/ Gregory M. Pek
                                             ---------------------------
                                          Gregory M. Pek
                                          Co-Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ravi Daswani or Gregory M. Pek, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below on February 7, 2001 by the following persons in the capacities and on the date indicated.

           Signature                           Title
           ---------                           -----

       /s/ Ian Robinson          Chairman of the Board and Director
------------------------------   (Principal Executive Officer)
         Ian Robinson


      /s/ Gregory M. Pek         Co-Chief Executive Officer and Director
------------------------------   (Principal Financial and Accounting Officer)
        Gregory M. Pek


       /s/ Ravi Daswani          Co-Chief Executive Officer and Director
------------------------------
         Ravi Daswani


                                 Director
------------------------------
         Douglas Moore


        /s/ James Pratt          Director
------------------------------
          James Pratt


                                 Vice Chairman of the Board and Director
------------------------------
         Eric Pinkney


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